Exhibit 99.1

     Semtech Receives Additional Nasdaq Deficiency as Anticipated

                           Delisting Stayed


    CAMARILLO, Calif.--(BUSINESS WIRE)--Dec. 18, 2006--Semtech Corporation (Nasdaq:SMTC) today announced that on December 14, 2006 it received, as expected, an Additional Staff Determination from the Nasdaq Stock Market ("Nasdaq") indicating that the Company's previously announced delay in filing its Form 10-Q for the quarter ended October 29, 2006 (the "Third Quarter Form 10-Q") constitutes an additional deficiency that subjects the Company's securities to delisting from The Nasdaq Global Market. Specifically, the failure to timely file the Third Quarter Form 10-Q is a deficiency in complying with the continued listing standard in Nasdaq Marketplace Rule 4310(c)(14).

    The Company previously received similar Staff Determinations from Nasdaq regarding failure to timely file its reports for the fiscal quarter ended April 30, 2006 ("First Quarter Form 10-Q") and the fiscal quarter ended July 30, 2006 ("Second Quarter Form 10-Q") and a Nasdaq Listing Qualifications Panel ("Panel") previously set November 10, 2006 as the deadline for the Company to file all required restatements, its First Quarter Form 10-Q, and its Second Quarter Form 10-Q in order to regain compliance with Nasdaq's continued listing standards. As previously announced, the Nasdaq Listing and Hearings Review Council ("Listing Council"), in response to the Company's request, has called the Panel's decision for review and has stayed any future Panel determinations to suspend the Company's securities from trading until the review process runs its course. If the Listing Council determines it is appropriate, it may grant the Company additional time to regain compliance, until the earlier of 60 days from the date of its decision or 180 days from the Panel's decision.

    The Company continues to cooperate with Nasdaq and will present its views with respect to the Additional Staff Determination by December 21, 2006, as requested by Nasdaq. It also continues to work diligently to file all required reports with the SEC as quickly as possible and thereby regain compliance with Nasdaq's listing requirements, but it can provide no assurances that it will be able to do so. For additional information regarding the pending restatement, see the Company's Report on Form 8-K filed with the SEC on July 20, 2006.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

    Forward-Looking and Cautionary Statements

    This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words. Forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In addition, there are a number of risks associated with matters relating to the Company's historical stock option practices and the previously announced internal investigation, SEC inquiry, and related matters. The Company cannot predict when the restatement will be completed and there may be negative tax or other implications for the Company resulting from the accounting adjustments. The Company cannot predict the outcome of the SEC inquiry or any lawsuit or other proceeding related to the Company's stock option practices. There can be no assurance that the Company will maintain its Nasdaq listing. The Company could also be subjected to other lawsuits and could become the subject of other regulatory investigations in addition to those now underway. Dealing with matters related to historical stock option practices could divert management's attention from operations and expenses arising from management's review, the investigation conducted by a Special Committee of the Board of Directors, the restatement, related litigation and other associated activities are expected to continue to be significant. Current and former employees, officers and directors have sought, and will likely continue to seek, indemnification or advancement or reimbursement of expenses from the Company, including attorneys' fees, with respect to current or future proceedings related to stock option practices. These events could adversely affect the Company's business and the price of its common stock.

    CONTACT: Semtech Corporation
             Investor Relations Contact:
             Todd German, 805-480-2004